UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2018

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2018, the Board of Directors of Schneider National, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the "Bylaws") in response to a November 2017 change to the Wisconsin Business Corporation Law that authorized Wisconsin corporations to hold virtual shareholder meetings. Consistent with the change in law, the Bylaws amendment permits the Company to hold future meetings of shareholders by remote communication, either as pure virtual meetings or as hybrids combining a physical meeting with means of remote participation.

The Company believes that meetings held by remote communication have the potential to allow shareholders for whom attendance at a physical meeting would be inconvenient or impossible to more easily participate in meetings of shareholders. The description of the amendment to the Bylaws above does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws as amended, which are set forth in Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01.        Other Events.

On January 30, 2018, the Company announced that its Board of Directors had approved an increase in the Company’s quarterly cash dividend from $0.05 to $0.06 per share of its Class A and Class B common stock.  The dividend declared on January 30, 2018 is expected to be paid on April 9, 2018 to shareholders of record as of March 15, 2018.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being furnished or filed herewith, as indicated:

Exhibit No.        Description of Exhibit

3.1	Amended and Restated Bylaws of Schneider National, Inc., dated as of January 29, 2018 (filed)

99.1	Press release dated January 30, 2018 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: January 30, 2018	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Executive Vice President, General Counsel and Corporate Secretary